UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 7, 2008
TITANIUM ASSET MANAGEMENT CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-53352	20-8444031
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

777 E. Wisconsin Avenue, Milwaukee, Wisconsin		53202-5310
(Address of principal executive offices)		(Zip Code)
(414) 765-1980
Registrant’s telephone number, including area code
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 7, 2008, Titanium Asset Management Corp. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Agreement”) with BWAM Holdings, LLC (the “Seller”), Boyd Watterson Asset Management, LLC, and the common members and, for limited purposes, the preferred members of BWAM Holdings, LLC. The Company and its affiliates do not have any material relationship with the other parties to the Agreement except for the Agreement.
     Pursuant to the terms and conditions of the Agreement, the Company has agreed to purchase all of the membership interests of Boyd Watterson Asset Management, LLC, an Ohio limited liability company (“Boyd”), for $7,500,000 payable at closing, subject to a working capital and other adjustments. In addition, the Company will make a deferred payment of cash and shares of its common stock based on Boyd’s achievement of certain revenue milestones as of December 31, 2010 according to a schedule set forth in the Agreement, up to a maximum amount of $8,000,000. The deferred payment is payable by the Company within 30 days of the determination of the final payment amount. Under certain circumstances, including the delisting of the Company’s common stock from AIM, a market operated by the London Stock Exchange or such U.S. securities exchange on which the Company is then listed, the deferred payment will be made entirely in cash. The Company also agreed to grant 58,000 shares of its common stock to certain Boyd employees at the closing of the acquisition, one half of which will be vested and the other half of which will vest one year later. The Company further agreed to issue an additional 192,000 fully vested shares of its common stock at the same time it makes the deferred payment. Under certain circumstances, including the delisting of the Company’s common stock from AIM or such U.S. securities exchange on which the Company is then listed, the Company will pay in cash the value of the shares as determined by their trading price on the closing date.
     The Agreement contains customary representations, warranties, covenants and indemnification provisions and is subject to customary closing conditions, including effective employment agreements with specified Boyd employees. It is expected that the closing of the transactions contemplated by the Agreement will occur in the fourth quarter of 2008 or the first quarter of 2009, subject to the satisfaction or waiver of the conditions set forth in the Agreement. Among other termination rights, the Agreement may be terminated by either the Company or the Seller if the acquisition has not closed by February 28, 2009.
Forward-looking Statements
     This Form 8-K includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected time of closing of the transaction, a future payment in connection with the acquisition of Boyd’s membership interests, and compensation to be paid to, and the employment agreements of, certain Boyd employees. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally. Such risks and uncertainties include any conditions imposed on the parties in connection with the transactions described herein; the satisfaction of the various closing conditions set forth in the Agreement; the failure to achieve the revenue milestones set forth in the Agreement for the deferred payment; and the failure of an employee to fulfill the terms of the share grant agreement or, as applicable, an employment agreement. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors and other factors affecting the operation of the business of the Company and Boyd. These and other risks are detailed from time to time in the Company’s periodic reports that are filed with the Securities and Exchange Commission. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITANIUM ASSET MANAGEMENT CORP.
Date: November 12, 2008	By:	/s/ Nigel Wightman
		Name:	Nigel Wightman
		Title:	Chairman and Chief Executive Officer